UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): August 26, 2010
Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue
St. Louis, Missouri	63103

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
$5 Million Debt and Equity Investment with Steven Madden, Ltd.
     On August 26, 2010, Bakers Footwear Group, Inc. (the “Company”) entered into a Debenture and Stock Purchase Agreement (the “Purchase Agreement”) with Steven Madden, Ltd. (the “Investor”). In connection with the Purchase Agreement, the Company sold to the Investor a debenture in the principal amount of $5,000,000 (the “Debenture”). Under the Debenture, interest payments are required to be paid quarterly at an interest rate of 11% per annum. The principal amount is required to be repaid in four installments on August 31 of 2017, 2018, 2019, and 2020, and the Debenture matures on August 31, 2020. As additional consideration, the Investor also received 1,844,860 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), representing a 19.99% interest in the Company on a post-closing basis. In connection with the transaction, the Company received aggregate net proceeds of $4.6 million after transaction and other costs. The Company intends to use the net proceeds for working capital purposes.
     The Purchase Agreement contains standstill provisions which generally prohibit the Investor from owning more than 19.999% of the Company’s outstanding shares of common stock or from engaging in certain transactions in the Company’s common stock for ten years from the date of the Purchase Agreement, subject to certain conditions. Until the earlier of August 26, 2012 or the termination or departure of Peter A. Edison as the Company’s Chief Executive Officer, the Investor is generally prohibited from transferring the Shares or the Debenture. The Purchase Agreement contains customary representations and warranties. The Company has broad obligations to indemnify, and pay the fees and expenses of the Investor, including for legal counsel, in connection with the transaction documents. The Purchase Agreement is filed herewith as Exhibit 4.1 and is incorporated herein by reference.
     As a condition to the Company’s obligations under the Purchase Agreement, the Company, the Investor, and Peter A. Edison entered into a Voting Agreement dated August 26, 2010 (the “Voting Agreement”). The Voting Agreement generally requires the Investor to vote all of the Shares in the same manner as Peter Edison, subject to certain conditions, until the Investor no longer owns any Shares or until Peter Edison ceases to be Chief Executive Officer of the Company. The Voting Agreement is also intended to apply to any blocks of 5% or more or our common stock transferred by the Investor. The Voting Agreement is filed herewith as Exhibit 4.3 and is incorporated herein by reference.
     The Debenture is subordinate to the Company’s other senior indebtedness, and is generally unsecured. The Company is required to offer to redeem the Debenture at 101% of the outstanding principal amount in certain circumstances, including a change of control of the Company (as defined in the Debenture), including the termination or departure of Peter A. Edison as the Company’s Chief Executive Officer for any reason. The Company also agreed to a contingent collateral assignment of one lease in favor of Investor.
     The Debenture generally provides for customary events of default, including default in the payment of principal or interest or other required payments in favor of the Investor, a breach of representations in the Purchase Agreement, and specified events of bankruptcy or specified judgments against the Company. Upon the occurrence of an event of default under the Debenture, the Investor would be entitled to acceleration of the debt (at between 102% and 100% of principal depending on when a default occurred) plus all accrued and unpaid interest, with the interest rate increasing to 13.0% per annum. The Company may prepay the Debenture at any time, subject to prepayment penalties of between 1% and 2% of the principal amount over the first two years. The Debenture is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

     The Company, the Investor, and Bank of America, N.A. (the “Bank”) executed a subordination agreement dated August 26, 2010 (the “Bank Subordination Agreement”) in favor of the Bank, the Company’s senior secured lender under the Company’s Second Amended and Restated Loan and Security Agreement, as amended (the “Senior Secured Loan Agreement”). The Bank Subordination Agreement is filed herewith as Exhibit 4.5 and is incorporated herein by reference. The Company also received the consent of the Bank (the “Consent”) to enter into an amendment to the Subordinated Secured Loan Agreement, as described below. The Consent is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The Company also received a waiver from the Bank for a default under the Senior Secured Loan Agreement, as described below.
     The Company, the Investor, and Private Equity Management Group, Inc. (“PEM”) executed a subordination agreement dated August 26, 2010 (the “PEM Subordination Agreement”) in favor of PEM, the Company’s junior secured lender under the Company’s Second Lien Credit Agreement, as amended (the “Subordinated Secured Loan Agreement”). The PEM Subordination Agreement is filed herewith as Exhibit 4.6 and is incorporated herein by reference. Pursuant to the PEM Subordination Agreement, the Company agreed to enter into an amendment to the Subordinated Secured Loan Agreement that will require the Company to prepay in January 2011 amounts that would have been due under the Subordinated Secured Loan Agreement in February 2011.
     The Company, the Investor, and the holders of the Company’s $4 million aggregate principal amount of subordinated convertible debentures due 2012 (the “Convertible Debentures”), including directors Andrew Baur and Scott Schnuck, an entity affiliated with Mr. Baur and certain of the Company’s advisory directors, executed a subordination agreement dated August 26, 2010 (the “Convertible Debentures Subordination Agreement”) in favor of the holders of the Convertible Debentures. The Convertible Debentures Subordination Agreement is filed herewith as Exhibit 4.7 and is incorporated herein by reference.
     As previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2007, the Convertible Debentures contain a weighted average conversion price adjustment that is triggered by issuances or deemed issuances of the Company’s common stock. As a result of the issuance of the Shares to the Investor, the weighted average conversion price of the Convertible Debentures decreased from $8.31 to $6.76 with respect to $1 million in aggregate principal amount of debentures and to $8.10, the minimum conversion price, with respect to $3 million in aggregate principal amount of debentures held by Directors and Director affiliates. The Convertible Debentures are now convertible into a total of 518,299 shares of the Company’s common stock.
     The Company also entered into a registration rights agreement on August 26, 2010 (the “Registration Rights Agreement”) with the Investor in respect of the Shares which generally provides for certain unlimited demand and “piggy-back” registration rights, subject to certain conditions, for a period of up to ten years starting on the earlier of May 1, 2012 or the date that Peter Edison ceases to be Chief Executive Officer of the Company. The Company also has certain other ongoing obligations, including providing the Investors specified notices and certain information, making required SEC filings, indemnifying the Investors for certain liabilities and generally paying expenses of the Investors. Under the Registration Rights Agreement, the Company has the right to suspend use of the registration statement for not more than 30 consecutive days or for a total of more than 60 days in any 12 month period in certain circumstances. The Registration Rights Agreement is filed herewith as Exhibit 4.4, and is incorporated herein by reference. The Company reasonably believes that the Investor is an “accredited investor” as such term is defined in Rule 501(e) under Regulation D promulgated under the Securities Act of 1933, as amended. As of the date hereof, the Shares and Debenture are being treated as restricted securities that have not been registered under the Securities Act of 1933, or any state securities laws, and may not be offered or sold and are otherwise not transferable without compliance with applicable federal securities laws, including registration or an applicable exemption from registration requirements.
Waiver of Default
     On August 26, 2010, in connection with the transaction, the Company received a waiver (the “Waiver”) from the Bank for default under the Senior Secured Loan Agreement, due to the Company’s failure to maintain a minimum ratio of adjusted EBITDA to Interest Expense (both as defined in the agreement) of not less than 1.00:1.00 for the twelve months ending June 30, 2010 and July 31, 2010, in violation of Section 5.11 of the Senior Secured Loan Agreement. The Waiver was conditional upon the completion of the transactions contemplated by the Purchase Agreement. The Bank never exercised any remedies with respect to the default. The Waiver is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
     Based on the Company’s business plan, the Company believes it has adequate liquidity to fund anticipated working capital requirements and expects to be in compliance with its financial covenants throughout the remainder of 2010. The Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K disclose additional information regarding its debt agreements and provide additional disclosure regarding the risks of the Company’s liquidity situation and its ability to comply with its financial covenants.
     On August 27, 2010, the Company issued a press release (“Press Release”) relating to the Purchase Agreement and the transactions contemplated thereby, which is filed herewith as Exhibit 99.1.
     Peter Edison, the Company’s Chairman and Chief Executive Officer, is personally a party to the Voting Agreement and may be deemed to beneficially own in excess of 20% of our common stock as a result. As previously disclosed in a Current Report of Form 8-K filed on March 19, 2007, investors in the Convertible Debentures include corporate directors Andrew N. Baur and Scott C. Schnuck, an entity affiliated with Mr. Baur, and advisory directors Bernard A. Edison and Julian Edison. Mr. Baur is also a member of the Company’s audit committee and both Messrs. Baur and Schnuck are members of the Company’s compensation committee and nominating and corporate governance committees. Bernard Edison is also the father of Peter Edison, the Company’s Chairman and Chief Executive Officer, and the Company believes that, prior to the transaction, he was the beneficial owner of in excess of 5% of the Company’s common stock. Julian Edison is a cousin of Peter Edison. Each of Messrs. P. Edison, Baur, Schnuck, B. Edison and J. Edison receive fees and other compensation from the Company from time to time in their capacities with the Company. The audit committee and Board of Directors of the Company reviewed and approved the transaction.
     The Company believes that PEM is the beneficial owner of in excess of 5% of the Company’s common stock.
     The Company and the Investor engage in commercial transactions from time to time, including the Company’s direct purchase of inventory from the Investor. An affiliate of the Investor also acts as a buying agent from time to time on behalf of the Company in which the affiliate receives a commission on certain Company inventory purchases. Such direct purchases and commissions amounted to approximately $1 million for fiscal year 2009.
Item 2.02. Results of Operations and Financial Condition.
     The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 is incorporated herein by reference.
     In connection with the Purchase Agreement and the sale and issuance of the Shares and the Debenture, the Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated pursuant thereto. The offering of the securities was conducted without general solicitation or advertising. The Shares and Debenture issued bear restrictive legends permitting the transfer thereof only in compliance with applicable securities laws. The Investor has represented its intention to acquire the Shares and the Debenture for investment purposes and not with a view to or for distribution and that the Investor is an “accredited investor” under Rule 501(e) under Regulation D under the Securities Act of 1933. The Investor had adequate access to information about the Company through information provided to them.
Item 7.01. Regulation FD Disclosure.
     The information set forth under Item 2.02 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.
Date: August 27, 2010	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III
Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Debenture and Stock Purchase Agreement dated August 26, 2010 by and among the Company and Steven Madden, Ltd.

4.2	Debenture issued by the Company to Steven Madden, Ltd. on August 26, 2010.

4.3	Voting Agreement dated August 26, 2010 by and among the Company, Peter A. Edison, and Steven Madden, Ltd.

4.4	Registration Rights Agreement dated August 26, 2010 by and among the Company and Steven Madden, Ltd.

4.5	Subordination Agreement dated August 26, 2010 by and among the Company, Bank of America, N.A., and Steven Madden, Ltd.

4.6	Subordination Agreement dated August 26, 2010 by and among the Company, Private Equity Management Group, Inc., in its capacity as administrative agent for GVECR II 2007 E Trust dated December 17, 2007, and Steven Madden, Ltd.

4.7	Subordination Agreement dated August 26, 2010 by and among the Company, the holders of $4 million aggregate principal amount of the Company’s 9.5% Subordinated Convertible Debentures due June 30, 2012, and Steven Madden, Ltd.

10.1	Waiver of Bank of America, N.A., dated August 26, 2010.

10.2	Consent of Bank of America, N.A., dated August 26, 2010.

99.1	Press Release dated August 27, 2010 relating to the Purchase Agreement and the transactions contemplated thereby.